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                                                                     EXHIBIT 3.2
                                                                     -----------
                           ENTRUST TECHNOLOGIES INC.

                             ARTICLES OF AMENDMENT
                                   OF CHARTER


     Entrust Technologies Inc., a Maryland corporation, having its principal office in this State in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Charter of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and by adding to the Articles of Amendment and Restatement of Charter (the "Restated Charter") a new first paragraph of Article FOURTH which shall read as follows:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 255,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all shares of all classes of stock is $2,550,000. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock."

     SECOND: The Restated Charter of the Corporation is hereby further amended by deleting (i) Section C of Article FOURTH in its entirety and (ii) all other references to the Special Voting Stock, $.01 par value per share, of the Corporation (the "Special Voting Stock").

     THIRD: The Board of Directors of the Corporation, at a meeting duly held on January 26, 2001, adopted a resolution in which was set forth the foregoing amendment to the
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Restated Charter, declaring that the said amendment of the Restated Charter was advisable and directing that it be submitted for action thereon by the stockholders.

     FOURTH: That the stockholders of the Corporation, at a meeting duly held on April 27, 2001, approved the amendment of the Restated Charter of the Corporation as hereinabove set forth.

     FIFTH:     (a)  The total number of shares of all classes of stock as heretofore authorized is 120,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $.01 par value per share, of the aggregate par value of $1,000,000; (ii) 15,000,000 shares of Special Voting Stock, $.01 par value per share, of the aggregate par value of $150,000; and (iii) 5,000,000 shares of Preferred Stock, $.01 par value per share, of the aggregate par value of $50,000. The aggregate par value of all shares of all classes of stock heretofore authorized is $1,200,000.

                (b) The total number of shares of all classes of stock as increased is 255,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $.01 par value per share, of the aggregate par value of $2,500,000; and
(ii) 5,000,000 shares of Preferred Stock, $.01 par value per share, of the aggregate par value of $50,000. The aggregate par value of all shares of all classes of stock as increased is $2,550,000.

                (c) The information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law was not changed by the amendment, except that the Special Voting Stock is eliminated from the authorized capital of the Corporation, and all references to the Special Voting Stock contained in the Restated Charter are deleted.
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     IN WITNESS WHEREOF, Entrust Technologies Inc. has caused these presents to be signed in its name and on its behalf by its President and attested (or witnessed) by its Secretary on this 27 day of April, 2001.

                                        ENTRUST TECHNOLOGIES INC.


                                        By:  /s/ F. William Conner
                                           -------------------------------------
                                                 F. William Conner, President

Attested:  (Witnessed:)


/s/ James D. Kendry
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James D. Kendry, Secretary

          THE UNDERSIGNED, President of Entrust Technologies Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment of Charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        /s/ F. William Conner
                                        ----------------------------------------
                                        F. William Conner